Exhibit 10.2

SECOND AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

June 21, 2006

among

GOODRICH PETROLEUM COMPANY, L.L.C.,

as Borrower,

BNP PARIBAS,

as Administrative Agent,

and

The Lenders Party Hereto

SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Second Amendment”) dated as of June 21, 2006, is among GOODRICH PETROLEUM COMPANY, L.L.C., a Louisiana limited liability company (“Borrower”); each of the undersigned Guarantors (collectively, the “Guarantors”); BNP PARIBAS, as administrative agent (in such capacity, together with its successors in such capacity, “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and the undersigned Lenders.

R E C I T A L S

A. Borrower, Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of November 17, 2005, as amended by the First Amendment to Amended and Restated Credit Agreement, dated December 14, 2005 (the “Credit Agreement”), pursuant to which the Lenders have made certain loans to and other extensions of credit on behalf of Borrower.

B. Borrower has requested, and the Lenders have agreed, to amend and waive certain provisions of the Credit Agreement.

C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all article and section references in this Second Amendment refer to articles and sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Definitions. Section 1.1 is hereby amended by adding or amending the following definitions in the appropriate alphabetical order:

(a) Agreement. The definition of “Agreement” is hereby amended and restated in its entirety as follows:

“ ‘Agreement’ means this Amended and Restated Credit Agreement, as amended by the First Amendment to Amended and Restated Credit Agreement, dated December 14, 2005 and the Second Amendment to Amended and Restated Credit Agreement, dated June 21, 2006.”

(b) Current Production. The following definition of “Current Production” is hereby added in the appropriate alphabetical order:

“ ‘Current Production’ means the lesser of (a) the average of the prior month’s production of each of crude oil and natural gas, calculated separately, of the

Borrower and the Restricted Companies and (b) the forecasted production for each month contained in the Borrower’s 30 month forecast required to be delivered pursuant to Section 8.1(i).”

2.2 Amendment to Section 8.1. Section 8.1 is hereby amended by adding the following Section 8.1(i):

“(i) Monthly Production Report. Promptly after preparation but no later than 15 days after the end of each calendar month, a report from Goodrich in the form of Exhibit F hereto setting forth (i) the previous month’s production of each of crude oil and natural gas and (ii) forecasted production of each of crude oil and natural gas for the next 30 months.”

2.3 Amendment to Section 9.20. Section 9.20 is hereby amended and restated in its entirety as follows:

“Section 9.20 Swap Agreements. The Borrower will not, and will not permit any Restricted Company to, enter into any commodity Swap Agreements with any Person which would cause the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) to exceed, as of the date such Swap Agreement is executed, (a) 100% of the Current Production for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately, for the 24 month period following the date such Swap Agreement is entered into and (b) 50% of the Current Production for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately, for the 6 month period following the 24 month period referenced in Section 9.20(a). In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Borrower or any Restricted Company to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures.”

Section 3. Waiver. Borrower has informed the Administrative Agent and the Lenders that it has entered into Swap Agreements in excess of the limitations in Section 9.20. Accordingly, Borrower hereby requests, and the Determining Lenders hereby agree, to waive Borrower’s compliance with Section 9.20 for the fiscal quarters ending March 31, 2006 and June 30, 2006. Except as expressly waived herein, all covenants, obligations and agreements of Borrower and the Guarantors contained in the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms.

Without limitation of the foregoing, the foregoing waiver is hereby granted to the extent and only to the extent specifically stated herein and for no other purpose or period and shall not be deemed to (a) be a consent or agreement to, or waiver or modification of, any other term or condition of the Credit Agreement, any other Loan Document or any of the documents referred to therein, or (b) except as expressly set forth herein, prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement, any other Loan Document or any of the documents

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referred to therein. Granting the waiver set forth herein does not and should not be construed to be an assurance or promise that waivers or consents will be granted in the future, whether for the matters herein stated or on other unrelated matters.

Section 4. Conditions Precedent. This Second Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 14.8 of the Credit Agreement) (the “Effective Date”):

4.1 Administrative Agent shall have received from the Determining Lenders, Borrower and the Guarantors, counterparts (in such number as may be requested by Administrative Agent) of this Second Amendment signed on behalf of such Persons.

4.2 Administrative Agent shall have received such other documents as Administrative Agent or special counsel to Administrative Agent may reasonably request.

4.3 No Default shall have occurred and be continuing, after giving effect to the terms of this Second Amendment.

Section 5. Miscellaneous.

5.1 Confirmation. The provisions of the Credit Agreement, as amended by this Second Amendment, shall remain in full force and effect following the effectiveness of this Second Amendment.

5.2 Ratification and Affirmation; Representations and Warranties. Borrower and each Guarantor hereby (a) acknowledges the terms of this Second Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby, notwithstanding the amendments and modifications contained herein and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Second Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default has occurred and is continuing and (iii) since November 17, 2005, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Event.

5.3 Loan Document. This Second Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

5.4 Counterparts. This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Second Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

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5.5 NO ORAL AGREEMENT. THIS SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

5.6 GOVERNING LAW. THIS SECOND AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first written above.

BORROWER:	GOODRICH PETROLEUM COMPANY, L.L.C.

	By:	/s/ Robert C. Turnham, Jr.
Robert C. Turnham, Jr.
President and
Chief Operating Officer

GUARANTORS:	GOODRICH PETROLEUM CORPORATION

	By:	/s/ Robert C. Turnham, Jr.
Robert C. Turnham, Jr.
President and
Chief Operating Officer

GOODRICH PETROLEUM COMPANY – LAFITTE, L.L.C.

	By:	/s/ Robert C. Turnham, Jr.
Robert C. Turnham, Jr.
President and
Chief Operating Officer

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ADMINISTRATIVE AGENT:	BNP Paribas, as a Lender and as Administrative Agent

	By:	/s/ Brian Malone
Brian Malone
Managing Director

	By:	/s/ Polly Schott
Polly Schott
Vice President

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LENDERS:	Comerica Bank, as Lender

	By:	/s/ Juli Bieser
	Name:	Juli Bieser
	Title:	Vice President

BMO Capital Markets Financing, Inc. (formerly known as Harris Nesbitt Financing, Inc.), as Lender

	By:	/s/ James V. Ducote
	Name:	James V. Ducote
	Title:	Vice President

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